19 October 2010
Between :	Party A Mediobanca Banca di Credito Finanziario S.p.A. Piazzetta Enrico Cuccia, 1 20121 Milan (MI) Italy

and :	Party B Diego Della Valle & C. S.A.P.A. Attn.: Emilio Macellari Strada Sette Camini, 116 63019 Sant’Elpidio a Mare Ascoli Piceno (AP) Italy

SHARE OPTION TRANSACTION

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Party A and Party B on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1.
This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this confirmation relates. In addition, Party A and Party B agree to use all reasonable efforts to promptly negotiate, execute, and deliver an agreement in the form of the ISDA Master Agreement (the “ISDA Form”), with such modification as Party A and Party B will in good faith agree. Upon the execution by Party A and Party B of such an agreement, this Confirmation will supplement, form a part of, and be subject to, that agreement. All provision contained or incorporated by reference in this agreement, this Confirmation, together with all other documents referring to the ISDA form (each a “Confirmation”) confirming transaction

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PIAZZETTA ENRICO CUCCIA, 1 - 20121 MILANO
ISCRITTA ALL’ALBO DELLE BANCHE – CAPOGRUPPO DEL GRUPPO BANCARIO MEDIOBANCA ISCRITTO ALL’ALBO DEI GRUPPI BANCARI
N. DI ISCRIZIONE NEL REGISTRO DELLE IMPRESE DI MILANO, CODICE FISCALE E PARTITA IVA: 00714490158 - CAPITALE €430.551.416,

www.mediobanca.it

(each “a Transaction”) entered into between Party A and Party B (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA form as if Party A and Party B had executed an agreement in such form on the trade Date of the first such Transaction between Party A and Party B. In the event of any inconsistency between provision of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this confirmation relates.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows

General Terms

Trade Date :	19 October 2010

Option Style :	American

Option Type :	Call

Seller :	Party A

Buyer :	Party B

Shares :	The common stock of SAKS INCORPORATED (Isin US79377W1080)

Number of Options :	8,000,000.00

Option Entitlement :	1.00 Share(s) per Option

Strike Price :	USD 12.95000

Premium :	USD 6,400,000.00

Premium per Option :	USD 0.80000

Premium Payment Date :	22 October 2010

Exchange :	The New York Stock Exchange - NYSE

Related Exchange :	Any principal futures or options exchange on which contracts related to the Shares are traded.

Clearance System :	The clearance system used by the Exchange

Procedure for Exercise

Expiration Time :	At the closing of trading on the Exchange

Expiration Date :	30 December 2011

Multiple Exercise :	Applicable

Ref.: 56960 - Mx 1710319	- 2 -	2/5

PIAZZETTA ENRICO CUCCIA, 1 - 20121 MILANO
ISCRITTA ALL’ALBO DELLE BANCHE – CAPOGRUPPO DEL GRUPPO BANCARIO MEDIOBANCA ISCRITTO ALL’ALBO DEI GRUPPI BANCARI
N. DI ISCRIZIONE NEL REGISTRO DELLE IMPRESE DI MILANO, CODICE FISCALE E PARTITA IVA: 00714490158 - CAPITALE €430.551.416,

www.mediobanca.it

Integral Multiple :	500,000.00

Automatic Exercise :	Applicable

“In-the-Money”: means, (i) in respect of a Call, that the Reference Price is equal to or greater than the Strike Price; and (ii) in respect of a Put, that the Reference Price is lower than the Strike Price.

Party A’s Telephone Number, Telex and/or Facsimile Number and Contact Details for Purpose of Giving Notice	Mediobanca Banca di Credito Finanziario S.p.A. Piazzetta Enrico Cuccia, 1 20121 Milan (MI) Italy Attn. : Roberto Reali – Stefano Angelini Tel. : +39 02 8829 571 - 872 Fax : +39 02 8829 400

Party B’s Telephone Number, Telex and/or Facsimile Number and Contact Details for Purpose of Giving Notice

Diego Della Valle & C. S.A.P.A.
Strada Sette Camini, 116
63019 Sant’Elpidio a Mare
Ascoli Piceno (AP)
Italy

Attn.: Emilio Macellari

Tel. : +39 0734 866225
Fax. : +39 0734 866656
E-mail: e.macellari@ddvsapa.com

Reference Price :	The official closing price per Share, quoted by the Exchange at the Expiration Time on the Expiration Date.

Settlement Terms

Settlement Method Election:	Not Applicable

Physical Settlement:	Applicable

Adjustments

Method of Adjustment :	Calculation Agent Adjustment

Extraordinary Events

Consequences of Merger Events :

Ref.: 56960 - Mx 1710319	- 3 -	3/5

PIAZZETTA ENRICO CUCCIA, 1 - 20121 MILANO
ISCRITTA ALL’ALBO DELLE BANCHE – CAPOGRUPPO DEL GRUPPO BANCARIO MEDIOBANCA ISCRITTO ALL’ALBO DEI GRUPPI BANCARI
N. DI ISCRIZIONE NEL REGISTRO DELLE IMPRESE DI MILANO, CODICE FISCALE E PARTITA IVA: 00714490158 - CAPITALE €430.551.416,

www.mediobanca.it

a) Share-for-Share :	Calculation Agent Adjustment

b) Share-for-Other :	Calculation Agent Adjustment

c) Share-for-Combined :	Calculation Agent Adjustment

Tender Offer	Applicable

a) Share-for-Share :	Calculation Agent Adjustment

b) Share-for-Other :	Calculation Agent Adjustment

c) Share-for-Combined :	Calculation Agent Adjustment

Nationalization, Insolvency or Delisting :	Cancellation and Payment (Calculation Agent Determination)

Additional Disruption Events :

Change in Law:	Not Applicable

Failure to Deliver	Applicable

Insolvency Filing:	Applicable

Determining Party :	In respect of “Insolvency Filing”, means Party A.

Hedging Disruption	Not Applicable

Increased Cost of Hedging	Not Applicable

Loss of Stock Borrow	Not Applicable

Increased Cost of Stock Borrow	Not Applicable

3. Calculation Agent	Party A

4. Account Details :

Payments to Party B :	To be provided.

Payments to Party A :	Please pay to Intesa Sanpaolo - New York having swift code BCITUS33XXX in favor of Mediobanca - Banca di Credito Finanziario S.p.A.

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PIAZZETTA ENRICO CUCCIA, 1 - 20121 MILANO
ISCRITTA ALL’ALBO DELLE BANCHE – CAPOGRUPPO DEL GRUPPO BANCARIO MEDIOBANCA ISCRITTO ALL’ALBO DEI GRUPPI BANCARI
N. DI ISCRIZIONE NEL REGISTRO DELLE IMPRESE DI MILANO, CODICE FISCALE E PARTITA IVA: 00714490158 - CAPITALE €430.551.416,

www.mediobanca.it

having swift code BAMEITMMXXX and having account number 35070290001

5. Offices

The Office of Party A for the Transactions is:	Milan

The Office of Party B for the Transactions is:	Fermo (Italy)

6. Additional Representations

Non-Reliance	Applicable

Agreements and Acknowledgements Regarding Hedging Activities	Applicable

Additional Acknowledgements	Applicable

Confirmed as of the date first above written :

Mediobanca - Banca di Credito Finanziario S.p.A.

By:	/s/ Franceso CARLONI	By:	/s/ Stafano ANGELINI
Name: Franceso CARLONI		Name: Stafano ANGELINI
Title: Manager		Title: Officer
Authorized Signature		Authorized Signature

Diego Della Valle & C. S.A.P.A.

By:	/s/ Emilio Macellari	By:
Name: Emilio Macellari		Name:
Title: Proxy Holder		Title:
Authorized Signature		Authorized Signature

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PIAZZETTA ENRICO CUCCIA, 1 - 20121 MILANO
ISCRITTA ALL’ALBO DELLE BANCHE – CAPOGRUPPO DEL GRUPPO BANCARIO MEDIOBANCA ISCRITTO ALL’ALBO DEI GRUPPI BANCARI
N. DI ISCRIZIONE NEL REGISTRO DELLE IMPRESE DI MILANO, CODICE FISCALE E PARTITA IVA: 00714490158 - CAPITALE €430.551.416,

www.mediobanca.it